                                  COPART, INC.

                             2001 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT


         Unless otherwise defined herein, the terms defined in the 2001 Stock Option Plan shall have the same defined meanings in this Stock Option Agreement.

I.       NOTICE OF STOCK OPTION GRANT
         ----------------------------

         [OPTIONEE'S NAME AND ADDRESS]

         You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

         Grant Number                     ______________________________________

         Date of Grant                    ______________________________________

         Vesting Commencement Date        ______________________________________

         Exercise Price per Share         $_____________________________________

         Total Number of Shares Granted   ______________________________________

         Total Exercise Price             $_____________________________________

         Type of Option:                  ___ Incentive Stock Option

                                          ___ Nonstatutory Stock Option

         Term/Expiration Date:            ______________________________________


         Vesting Schedule:
         ----------------

         This Option shall be exercisable, in whole or in part, in accordance with the following schedule:

         [20% OF THE SHARES SUBJECT TO THE OPTION SHALL VEST TWELVE MONTHS AFTER THE VESTING COMMENCEMENT DATE, AND 1/60TH OF THE SHARES SUBJECT TO THE OPTION SHALL VEST CUMULATIVELY EACH MONTH THEREAFTER, SUCH THAT 100% OF THE SHARES SUBJECT TO THE OPTION WILL BE VESTED FIVE (5) YEARS FROM VESTING COMMENCEMENT DATE SUBJECT TO THE OPTIONEE CONTINUING TO BE A SERVICE PROVIDER AS OF EACH SUCH DATES].

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          [VESTING ACCELERATION ON CHANGE OF CONTROL.
          ------------------------------------------

          A. VESTING ACCELERATION. FOLLOWING AN ASSUMPTION OR SUBSTITUTION OF THE OPTION IN CONNECTION WITH A TRANSACTION THAT CONSTITUTES A CHANGE OF CONTROL AND IN THE EVENT OF THE SUBSEQUENT "INVOLUNTARY TERMINATION" (AS DEFINED BELOW) OF THE OPTIONEE WITHIN TWELVE (12) MONTHS OF SUCH CHANGE OF CONTROL, THEN OPTIONEE'S RIGHT TO PURCHASE THE SHARES SHALL BECOME AUTOMATICALLY VESTED IN THEIR ENTIRETY ON AN ACCELERATED BASIS AND BE FULLY EXERCISABLE AS OF THE DATE IMMEDIATELY PRECEDING ANY SUCH "INVOLUNTARY TERMINATION."

          B. INVOLUNTARY TERMINATION. "INVOLUNTARY TERMINATION" SHALL MEAN (I) A TERMINATION BY THE COMPANY OF THE OPTIONEE'S EMPLOYMENT WITH OR SERVICES TO THE COMPANY OTHER THAN FOR "CAUSE" (AS DEFINED IN BELOW);
          (II) WITHOUT THE OPTIONEE'S CONSENT, A MATERIAL REDUCTION OF OR VARIATION IN THE OPTIONEE'S DUTIES, AUTHORITY OR RESPONSIBILITIES, RELATIVE TO THE OPTIONEE'S DUTIES, AUTHORITY OR RESPONSIBILITIES AS IN EFFECT IMMEDIATELY PRIOR TO SUCH REDUCTION OR VARIATION; (III) WITHOUT THE OPTIONEE'S CONSENT, A MATERIAL REDUCTION IN THE BASE SALARY OF THE OPTIONEE AS IN EFFECT IMMEDIATELY PRIOR TO SUCH REDUCTION; (IV) WITHOUT THE OPTIONEE'S CONSENT, A MATERIAL REDUCTION BY THE COMPANY IN THE KIND OR LEVEL OF EMPLOYEE BENEFITS TO WHICH THE OPTIONEE WAS ENTITLED IMMEDIATELY PRIOR TO SUCH REDUCTION, WITH THE RESULT THAT THE OPTIONEE'S OVERALL BENEFITS PACKAGE IS MATERIALLY REDUCED; OR (V) WITHOUT THE OPTIONEE'S CONSENT, THE RELOCATION OF THE OPTIONEE TO A FACILITY OR A LOCATION MORE THAN ONE HUNDRED (100) MILES FROM THE OPTIONEE'S THEN PRESENT LOCATION.

          C. CAUSE. "CAUSE" SHALL MEAN (I) THE OPTIONEE'S CONTINUED FAILURE TO SUBSTANTIALLY PERFORM THE PRINCIPAL DUTIES AND OBLIGATIONS OF HIS OR HER POSITION WITH THE COMPANY (OTHER THAN ANY SUCH FAILURE RESULTING FROM DISABILITY), WHICH FAILURE IS NOT REMEDIED IN A REASONABLE PERIOD OF TIME AFTER RECEIPT OF WRITTEN NOTICE FROM THE COMPANY; (II) ANY ACT OF PERSONAL DISHONESTY, FRAUD OR MISREPRESENTATION TAKEN BY THE OPTIONEE WHICH WAS INTENDED TO RESULT IN SUBSTANTIAL GAIN OR PERSONAL ENRICHMENT OF THE OPTIONEE AT THE EXPENSE OF THE COMPANY OR ITS CUSTOMERS; (III) THE OPTIONEE'S VIOLATION OF A FEDERAL OR STATE LAW OR REGULATION APPLICABLE TO THE COMPANY'S BUSINESS WHICH VIOLATION WAS OR IS REASONABLY LIKELY TO BE MATERIALLY INJURIOUS TO THE COMPANY; (IV) THE OPTIONEE'S CONVICTION OF A FELONY OR A PLEA OF NOLO CONTENDERE UNDER THE LAWS OF THE UNITED STATES OR ANY STATE; OR (V) THE OPTIONEE'S MATERIAL BREACH OF THE TERMS OF ANY MATERIAL AGREEMENT WITH THE COMPANY.]

          Termination Period:
          ------------------

          This Option may be exercised for thirty (30) days after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for twelve (12) months after Optionee ceases to be a Service Provider. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

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II.   AGREEMENT
      ---------

      A.  Grant of Option.
          ---------------

          The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 16(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

          If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under
Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option ("NSO").

      B.  EXERCISE OF OPTION.
          ------------------

          (a) RIGHT TO EXERCISE. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.


          (b) METHOD OF EXERCISE. This Option is exercisable by delivery of an exercise notice, in the form attached as EXHIBIT A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Corporate Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

                No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

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      C.  METHOD OF PAYMENT.
          -----------------

          Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

          1.    cash; or

          2.    check; or

          3. consideration received by the Company under a formal cashless exercise program implemented by the Company in connection with the Plan; or

          4. surrender of other Shares which (i) in the case of Shares acquired either directly or indirectly from the Company, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

      D.  NON-TRANSFERABILITY OF OPTION.
          -----------------------------

          This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      E.  TERM OF OPTION.
          --------------

          This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

      F.  TAX OBLIGATIONS.
          ---------------

          (a) WITHHOLDING TAXES. Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

          (b) NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

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      G.  ENTIRE AGREEMENT; GOVERNING LAW.
          -------------------------------

          The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

      H.  NO GUARANTEE OF CONTINUED SERVICE.
          ---------------------------------

          OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

          By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.


OPTIONEE:                                      COPART, INC.



--------------------------------------         ---------------------------------
Signature                                      By


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Print Name                                     Title


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Residence Address


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